Exhibit 99.2

Ampal-American Israel Corporation December 2011 Valuation of the MIRO Project WWW.HL.com U.S. 800.788.5300 Europe +44.20.7839.3355 Hong Kong +852.3551.2300 Japan +81.3.4577.6000 Los Angeles New York Chicago San Francisco Minneapolis Washington, D.C. Dallas Atlanta London Paris Frankfurt Hong Kong Tokyo Beijing

LIMITING FACTORS AND OTHER ASSUMPTIONS

The accompanying report (the “Report”) was provided solely for the use of Ampal-American Israel Corporation (the “Recipient”) by Houlihan Lokey Financial Advisors, Inc. (“Houlihan Lokey”) for general corporate planning purposes and is not intended to be relied upon by any other person or entity or used for any other purpose. Use of the Report by any third party is at the sole risk of that party, and access to the Report by any third party does not create privity between Houlihan Lokey and any such party. This statement of Limiting Factors and Other Assumptions is in addition to any other assumptions, qualifications, limitations, conditions or restrictions set forth in the Report. Any undefined terms used in this statement of Limiting Factors and Other Assumptions shall have the meanings set forth in the Report.

The Report was based on financial, economic, market and other conditions, the condition of the “Project,” and the purchasing power of the currency stated in the Report, as they could be reasonably evaluated, as of December 31, 2011 (the “Valuation Date”). Any conclusions contained in the Report were effective only as of the Valuation Date. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material and Houlihan Lokey assumed no responsibility for any such variations. Subsequent events that could affect the conclusions set forth in the Report include, without limitation, changes in industry performance or market conditions and changes to the business, financial condition and results of operations of the Project. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Project since the respective dates of the most recent information, financial or otherwise, provided to it that would be material to its analyses.

Houlihan Lokey has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw the Report. Any events occurring after the Valuation Date have not been considered, and Houlihan Lokey has no obligation to update the Report for such events or otherwise comment on or consider such events. In particular, the Report has not been updated to reflect any changes in:

- The likelihood, timing and terms of requisite financing for the Project;

- The potential impact of the Recipient’s current financial situation on the Project, including any liquidation, receivership, bankruptcy and/or similar proceedings in which the Recipient is or may be involved, as well as any arrangements currently contemplated between the Recipient and any of its creditors and/or debenture holders;

- The timing of commencement of construction of the Project;

- Estimated exchange rates;

- Estimated energy prices; or

- Estimated changes, if any, in the cash flow projections for the Project, or any other assumptions underlying such cash flow projections.

The projections contained in the Report may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey was advised, and assumed, that such projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the future financial results and condition of the Project, as of the Valuation Date, and Houlihan Lokey expressed no views with respect to such projections or the assumptions on which they were based.

The analyses performed by Houlihan Lokey set forth in the Report are not necessarily indicative of actual values or actual future results, which may vary significantly. Houlihan Lokey assumed no responsibility for any such variations. Any valuation is only an approximation, subject to uncertainties and contingencies, all of which are difficult to predict and beyond the control of the firm preparing such valuation and, thus, a valuation is not intended to be, and should not be construed in any respect as, a guarantee of value. The analyses relating to the Project do not purport to reflect the prices at which any equity of the Project may actually be sold. They relate to a theoretical intrinsic value of the Project; they do not relate to, or purport to be, estimates of fair market value or fair value. For various reasons, the price at which any equity of the Project might be sold in a specific transaction between specific parties on a specific date might be significantly different than those set forth in the Report. The issuance of the Report by Houlihan Lokey did not represent an assurance, guarantee or warranty that the Recipient or any of its affiliates would not default on any obligations or enter into any liquidation, receivership, bankruptcy or similar proceedings, nor did Houlihan Lokey make any assurance, guarantee or warranty that any covenants, financial or otherwise, associated with any financing will not be breached or violated in the future.

The scope of the financial analysis contained in the Report was based on discussions with the Recipient (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey did not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. In light of the unique nature of the Project, only a discount cash flow analysis was used in connection with estimating the equity net present value of the Project. Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the specific assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Project. Houlihan Lokey relied on the representations made concerning the anticipated cash flows to be generated by the Project, together with the estimated value of certain real property not expected to be used for production purposes, net of payments to be made to creditors, whether in respect of contingent liabilities or otherwise.

Houlihan Lokey (a) relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information (including, without limitation, conformity or non-conformity with generally accepted accounting principles and/or other guidelines established by regulatory or other governing bodies), (b) made no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and (c) relied upon the assurances received by it that there were no facts or circumstances that would make such information inaccurate or misleading.

 The information presented in the Report was included solely to assist the Recipient for general corporate planning purposes. The information may contain departures from generally accepted accounting principles and/or other guidelines established by regulatory or other governing bodies. Houlihan Lokey made no representation as to whether the Report complies with any standards, guidelines, rules or procedures prescribed by any valuation association or any other group or organization.

Houlihan Lokey’s work with respect to any information did not constitute an audit, review, compilation, attestation, examination or agreed upon procedures engagement with respect to such information in accordance with standards established by the American Institute of Certified Public Accountants or any other organization, and, accordingly, Houlihan Lokey did not express any audit opinion or any other form of assurance on such information.

Houlihan Lokey is not an expert on, and nothing contained in the Report should be construed as advice with regard to, legal, accounting, regulatory, insurance, environmental, engineering, tax or other specialist matters. Houlihan Lokey assumed that the Project, the Recipient and applicable affiliates of the Recipient have complied with all applicable regulations, codes, ordinances, statutes and laws (including, without limitation, usage, environmental, zoning and similar laws and/or regulations), and that all required licenses, certificates of occupancy, consents or other legislative or administrative authority from any government or private entity or organization have been or can be obtained or renewed for any use on which any conclusions contained in the Report are based and no effort has been made to determine the possible effect, if any, on the Project due to future regulations, codes, ordinances, statutes, laws or other requirements.

Any conclusions set forth in the Report were not intended by Houlihan Lokey, and should not be construed, to be investment advice in any manner whatsoever, or a recommendation to buy or sell any assets or securities of relating to the Project.

The Report did not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. Houlihan Lokey and its affiliates (collectively, the “Houlihan Lokey Group”), engage in providing investment banking, securities trading, financing, and financial advisory services and other commercial and investment banking products and services to a wide range of institutions and individuals. In the ordinary course of business, the Houlihan Lokey Group and certain of its employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, one or more parties or entities relevant to the matters set forth in the Report and their respective affiliates or have other relationships with such parties or entities. With respect to any such securities, financial instruments and/or investments, all rights in respect of such securities, financial instruments and investments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, the Houlihan Lokey Group may in the past have had, and may currently or in the future have, financial advisory or other investment banking relationships with various parties or entities, including parties or entities that may have interests with respect to one or more parties or entities relevant to the matters set forth in the Report, from which conflicting interests or duties may arise. Although the Houlihan Lokey Group in the course of such other activities and relationships may acquire information about such parties or entities, or that otherwise may be of interest to a reader of the Report, the Houlihan Lokey Group has no obligation to, and may not be contractually permitted to, disclose such information, or the fact that the Houlihan Lokey Group is in possession of such information, to a reader of the Report.

Table of Contents Executive Summary 1 Valuation Analysis 2 2011 vs. 2010 Valuation Comparison A Cash Flow Analysis B Appendices Selected Publicly Traded Brazilian Ethanol Producers A Support for Discount Rate B International CAPM C Limiting Factors and Conditions D

Executive Summary

Executive Summary Situation Overview We understand that Ampal-American Israel Corporation (“Ampal” or the “Company”) and Merhav (M.N.F.) Limited (“Merhav,” and collectively with Ampal, the “Sponsors”) have made financial commitments to a sugarcane ethanol production project (the “Project”) being developed in Colombia by Merhav Renewable Energies Limited (“Merhav Energies”), a subsidiary of Merhav. We understand that the Project will have a nominal capacity of 400,000 litres / day, based on sugarcane, and will be located on the northern coast of Colombia. We further understand that all major Project milestones have been achieved (with the exception of formal approval of debt financing for the Project); however, the Project timeline has generally been pulled out one year. We understand that Merhav currently owns 100.0% of the equity interest in Merhav Renewable Energies. In addition, we understand that, pursuant to an option exercise agreement (the “Exercise Agreement”) signed on December 31, 2009, Ampal intends to convert its existing $22.2 million loan to Merhav (including $2.2 million of interest accrued through December 31, 2009) into a 25% equity stake in the Project upon approval or initial disbursement of third-party debt financing to the Project. These terms imply a Project Equity Net Present Value (“Equity NPV”) of $89.0 million as of December 31, 2009. We understand that the Project has total upfront financing requirements of $378.8 million (including the impact of financing provided to date) based on management estimates as of December 2011, which is an increase of approximately $33.1 million compared to 2010 estimates. We further understand that the Project expects to receive approximately $269.5 million of debt financing from the Brazilian Development Bank (“BNDES”), with credit insurance from Seguradora Brasileira de Crédito ó Exportaç o (“SBCE”). While negotiations with lenders are ongoing, approval is expected to be obtained from BNDES upon finalization of equity commitments. On this basis, approximately $109.3 million of total equity financing would be required, $22.2 million of which is expected to be provided by Ampal through the conversion of its loan. Ampal and Merhav Energies Management are considering raising the additional funding requirements with third party equity financing.

Executive Summary and Scope of valuation analysis We have prepared a valuation of the Equity Net Present Value (“Equity NPV”) of the Project as of December 2011. In connection with our analysis of the Project, we undertook the following steps: Reviewed current financial projections provided by Merhav management Conducted due diligence with Project management to assess the reasonableness of the projections; Reviewed third-party research reports (i.e. Energy Information Administration (“EIA”) forecasts, U.S. Department of Agriculture forecasts and Colombian Ministry of Mines & Energy guidelines on ethanol pricing), to assess the reasonableness of ethanol price forecasts; and Conducted a comparison of the 2011 model to the 2010 model. Conducted an assessment of appropriate discount rates in the context of the current environment Given that there are no publicly traded Colombian ethanol producers, reviewed cost of equity for publicly traded ethanol producers and alternative energy companies in Brazil, which we believe to be appropriate given the similar characteristics of both markets; and Reviewed the International CAPM formula, along with underlying drivers such as Colombian Brady Bond yields, Colombian market beta and world equity premium. Conducted valuation analysis Valuation of the Equity NPV of the Project using a standard discounted cash flow (DCF) methodology based on cash flows available for distribution to equity holders.

Executive Summary

Valuation Indications

- Houlihan Lokey's analysis indicates that the applicable Equity NPV of the Project is reasonably stated in the range of $110.0 million to $240.1 million. Our valuation range as of December 2010 was $95.7 million to $219.1 million. However, we note that the 2010 projections included a repayment to sponsors of financing received prior to 2011 of approximately $34.6 million; based on 2011 projections, the repayment is no longer expected to occur. Had the 2010 projections excluded the $34.6 million repayment, the valuation range as of December 2010 would have been approximately $130.3 million to $253.7 million on an adjusted basis.

Comparison of Valuation Indications

(USD in millions)

	2010 Valuation			2011 Valuation			Percentage Change		
	Low		**High**	**Low**		**High**	**Low**		**High**
HL Analysis [1]	$95.7	--	$219.1	$110.0	--	$240.1	15.0%	--	9.6%
2015E EBITDA [2]	62.0		62.0	73.7		73.7	18.8%		18.8%
Multiple of 2015E EBITDA	1.5x	--	3.5x	1.5x	--	3.3x	-3.1%	--	-7.7%

Notes:

(1) *HL December 2010 analysis based on adjusted management projections, nominal terminal growth rate of 2.0% and discount rate range assumption of 12.0% to 16.0%. HL December 2011 analysis based on adjusted management projections, real terminal growth rate range of -1.0% to 1.0% and discount rate range assumption of 10.5% to 14.5%.*

(2) *2015E EBITDA based on management projections.*

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Valuation Analysis

Valuation Analysis 2011 vs. 2010 Valuation Comparison

2011 vs. 2010 Valuation Comparison

Project Financing Assumptions

Estimated Sources and Uses of Project Capital

(Figures in thousands of USD)

	2010	2011
Sources		
Debt [(1)]	$253,442	$269,500
Ampal Investment [(2)]	$22,249	$22,249
Other Equity Investments [(3)]	$70,024	$87,044
Total Sources	$345,715	$378,793
Uses		
Project Development Capital Expenditures [(4)]	$245,690	$286,386
Start-Up Costs [(4)]	$100,025	$92,408
Total Uses	$345,715	$378,793

Notes:

(1) 2010 assumes $223.4 million 10-year Banco Do Brasil term loan (based on amount financed through 2013) with interest rate of 2.69% (represents management's approximation of the 5-year LIBOR rate at the time of the initial disbursement of the proceeds from the facility) and $30.0 million Corporación Andina de Fomento (up to 10-year debt facility) with interest rate of L + 525 bps. LIBOR related to the CAF debt is based on the forward curve for 6-month LIBOR. 2011 assumes $269.5 million 12-year BNDES term loan with interest rate of 5-year LIBOR + 460bps.

(2) Ampal Investment amount represents the outstanding balance of the Promissory Note plus accrued interest through 12/31/2009, as indicated in the Ampal 10-Q filing for the fiscal period ended September 30, 2010 (which as per the option exercise agreement entered into between Ampal and Merhav is expected to be converted into a 25% equity interest in the ethanol project).

(3) Assumes Other Equity Investments to be total equity (per the project cash flow model) minus the Ampal Investment.

(4) Includes capital expenditures, plus financial and operating expenses incurred prior to generation of operating cash flows.

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2011 vs. 2010 Valuation Comparison Ethanol Price Assumptions Based on discussions with management, we noted that the forecasted prices of ethanol in the 2011 model were not adjusted for inflation. We understand that the 2011 management projections were based on assumptions about the price of ethanol pursuant to a formula that selects the highest price among three references: (i) a fixed price established by the Colombian government; (ii) the export parity price of sugar; and (iii) the export parity price of gasoline. Based on reviews of Resolution 18 1232 dated July 30, 2008 and Resolution 18 0825 dated May 27, 2009, issued by the Colombian Ministry of Mines and Energy, we were able to verify that the effective pricing formula for ethanol is based on the maximum of the three underlying reference ranges mentioned by management (subject to certain adjustments). The Federación Nacional de Biocombustibles de Colombia website and Resolution 18 2069 dated October 29, 2010 suggest that the spot price to ethanol producers in Colombia as of December 2011 is approximately $1.28 / Liter, based on exchange rates of approximately 1,900 Colombian pesos / U.S. dollar. U.S. gasoline price forecasts obtained from the 2011 Annual Energy Outlook Report published by the EIA show the price of gasoline rising from $0.83 / Liter in 2011 to $0.94 / Liter in 2025, reflecting a CAGR of 0.8%. We note that management price projections remain below the current spot price throughout the projection period and flatten out at approximately $0.84 / Liter in the outer years. While we have been unable to independently verify the source of management’s assumptions, on the basis of the analysis described above, we believe that management’s ethanol price forecasts are generally supportable.

2011 vs. 2010 Valuation Comparison Projections Comparison Input Assumptions AGRICULTURALINDUSTRIAL Period of First Planting Plant Capacity (MM Ltrs/Yr) Operational Days/Year 2010 Model 1H 2013 2010 Model 137 2010 Model 300 2011 Model 1H 2014 2011 Model 146 2011 Model 285 Difference 1.0 Years Difference 6.6% Difference -15 Days Months/Harvest Plant Production (MM Ltrs/Yr) Productivity (Lt/Ton Cane) 2010 Model 12 2010 Model 112.8 2010 Model 82 2011 Model 12 2011 Model 112.8 2011 Model 82 Difference 0 Months Difference 0.0% Difference 0.0% Productivity (Ton/Ha/Yr) Period of Commissioning 2010 Model 140 2010 Model 1H 2014 2011 Model 140 2011 Model 1H 2015 Difference 0.0% Difference 1.0 Years Total Productive Land 2010 Model 9,826 2011 Model 9,826 Difference 0.0% Sales / Leaseback of Land 2010 Model NA 2011 Model 2016

Projections Comparison (continued) Revenue and Expense Metrics Total Total 2007 - 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2020 - 2027 2007 - 2027 2014 – 2027 Ethanol Prices (US$/Ltr) (1) 2010 Model 0.73 (2) 0.95 0.78 0.78 0.70 0.72 0.73 0.76 0.78 0.81 0.84 0.87 0.90 0.93 0.96 0.99 1.02 1.05 1.09 0.98 (2) 2011 Model 0.73 (2) 0.95 1.15 1.00 1.00 0.82 0.81 0.80 0.80 0.80 0.80 0.82 0.82 0.84 0.84 0.84 0.84 0.84 0.84 0.84 (2) Difference 0.00 0.00 0.37 0.22 0.30 0.10 0.08 0.04 0.02 -0.01 -0.04 -0.05 -0.07 -0.08 -0.11 -0.14 -0.18 -0.21 -0.25 -0.14 Ethanol Production (000s Ltrs) 2010 Model 0 0 0 0 0 112,800 112,800 112,800 112,800 112,800 112,800 112,800 112,800 112,800 112,800 112,800 112,800 112,800 112,800 902,400 1,579,200 1,579,200 2011 Model 0 0 0 0 0 0 108,844 112,802 112,802 112,802 112,802 112,802 112,802 112,802 112,802 112,802 112,802 112,802 112,802 902,420 1,462,474 1,462,474 Difference 0 0 0 0 0 -112,800 -3,956 2 2 2 2 2 2 2 2 2 2 2 2 20 -116,726 -116,726 Ethanol Revenues (US$ 000s) 2010 Model 0 0 0 0 0 81,109 82,732 85,589 88,528 91,551 94,658 97,854 101,139 104,517 107,989 111,559 115,228 118,999 122,875 880,160 1,404,327 1,404,327 2011 Model 0 0 0 0 0 0 99,959 103,594 103,594 103,594 103,594 103,594 103,594 103,594 103,594 103,594 103,594 103,594 103,594 828,753 1,343,089 1,343,089 Difference 0 0 0 0 0 -81,109 17,228 18,005 15,066 12,044 8,936 5,740 2,455 -923 -4,395 -7,965 -11,634 -15,405 -19,281 -51,407 -61,239 -61,239 Other Revenues (US$ 000s) 2010 Model 0 0 0 0 0 7,395 8,759 8,759 8,759 8,759 8,759 8,759 8,759 8,759 8,759 8,759 8,759 8,759 8,759 70,069 121,257 121,257 2011 Model 0 0 0 0 0 0 6,909 7,542 7,542 7,542 7,542 7,542 7,542 7,542 7,542 7,542 7,542 7,542 7,542 60,337 97,415 97,415 Difference 0 0 0 0 0 -7,395 -1,850 -1,216 -1,216 -1,216 -1,216 -1,216 -1,216 -1,216 -1,216 -1,216 -1,216 -1,216 -1,216 -9,732 -23,842 -23,842 Total Revenues (US$ 000s) 2010 Model 0 0 0 0 0 88,505 91,490 94,348 97,287 100,309 103,417 106,612 109,898 113,276 116,748 120,317 123,986 127,758 131,634 950,229 1,525,584 1,525,584 2011 Model 0 0 0 0 0 0 106,868 111,136 111,136 111,136 111,136 111,136 111,136 111,136 111,136 111,136 111,136 111,136 111,136 889,090 1,440,503 1,440,503 Difference 0 0 0 0 0 -88,505 15,378 16,788 13,849 10,827 7,719 4,524 1,238 -2,139 -5,612 -9,181 -12,850 -16,621 -20,497 -61,139 -85,081 -85,081 % Difference NA NA NA NMF NMF -100.0% 16.8% 17.8% 14.2% 10.8% 7.5% 4.2% 1.1% -1.9% -4.8% -7.6% -10.4% -13.0% -15.6% -6.4% -5.6% -5.6% Agricultural Costs (US$ 000s) 2010 Model 0 0 0 0 5,340 18,655 18,655 18,655 21,095 20,484 18,044 18,655 18,655 18,655 21,095 20,484 18,044 18,655 18,655 152,899 273,828 268,488 2011 Model 0 0 0 0 0 4,388 19,633 19,788 19,788 19,788 24,058 19,311 19,633 19,788 19,788 19,788 24,058 19,311 19,633 161,310 268,753 268,753 Difference 0 0 0 0 -5,340 -14,267 978 1,133 -1,307 -695 6,014 655 978 1,133 -1,307 -695 6,014 655 978 8,410 -5,074 266 Industrial Costs (US$ 000s) 2010 Model 0 0 0 0 0 4,738 4,738 4,738 4,738 4,738 4,738 4,738 4,738 4,738 4,738 4,738 4,738 4,738 4,738 37,902 66,329 66,329 2011 Model 0 0 0 0 0 0 8,330 8,543 8,543 8,543 8,543 8,543 8,543 8,543 8,543 8,543 8,543 8,543 8,543 68,343 110,844 110,844 Difference 0 0 0 0 0 -4,738 3,592 3,805 3,805 3,805 3,805 3,805 3,805 3,805 3,805 3,805 3,805 3,805 3,805 30,441 44,515 44,515 Land leased payments (US$ 000s) 2010 Model 0 0 0 3,161 3,104 3,052 2,958 2,859 2,755 2,653 2,539 2,447 2,392 2,305 2,193 2,091 1,973 1,857 1,765 17,022 40,102 33,8372011 Model 0 0 0 0 2,859 2,859 2,859 2,859 4,459 4,459 4,459 4,459 4,459 4,459 4,459 4,459 4,459 4,459 4,459 16,979 41,795 38,935Difference 0 0 0 -3,161 -245 -192 -98 1 1,705 1,806 1,920 2,013 2,068 2,154 2,266 2,368 2,487 2,602 2,694 -43 1,693 5,098 D&A (US$ 000s) 2010 Model 0 0 1,438 7,429 9,586 15,698 15,698 15,558 16,013 16,842 15,203 15,203 14,758 12,905 12,238 12,238 12,238 12,238 12,238 104,058 217,522 199,0692011 Model 0 0 0 2,139 5,882 10,695 19,651 19,651 19,366 18,867 19,945 18,163 18,163 17,164 15,417 13,171 11,820 11,820 11,820 117,537 233,733 225,712Difference 0 0 -1,438 -5,290 -3,704 -5,003 3,953 4,093 3,353 2,025 4,742 2,960 3,404 4,259 3,179 933 -419 -419 -419 13,479 16,211 26,643 Operating profit (US$ 000s) 2010 Model -22,796 -3,328 -6,942 -29,504 -34,395 43,366 46,271 49,349 49,465 52,349 59,643 62,295 66,059 71,360 73,141 77,401 83,611 86,858 90,798 611,524 815,002 911,9672011 Model -16,876 -5,911 -3,329 -13,029 -16,603 -25,695 54,056 58,045 56,724 57,398 52,051 58,580 58,258 59,101 60,848 63,094 60,176 64,923 64,601 611,567 808,397 864,145Difference 5,919 -2,583 3,614 16,475 17,792 -69,062 7,785 8,696 7,259 5,050 -7,593 -3,715 -7,801 -12,259 -12,293 -14,307 -23,435 -21,935 -26,198 43 -6,604 -47,822% Difference 26.0% -77.6% 52.1% -55.8% -51.7% -159.3% 16.8% 17.6% 14.7% 9.6% -12.7% -6.0% -11.8% -17.2% -16.8% -18.5% -28.0% -25.3% -28.9% 0.0% -0.8% -5.2% Notes: (1) Based on management projections. (2) Represents average ethanol price for the period represented.

Projections Comparison (continued) Balance sheet & Other Metrics Total Total 2007 - 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2020 - 2027 2007 - 2027 2014 - 2027Financial expenses (US$ 000s) 2010 Model 0 0 3 1,855 6,842 9,118 8,669 7,872 6,530 5,214 3,758 2,220 1,221 465 23 0 0 0 0 3,929 53,789 45,0902011 Model 0 0 0 972 9,264 19,336 22,261 20,951 18,332 15,713 13,095 10,476 7,857 5,238 2,619 327 0 0 0 3,929 123,853 113,617Difference 0 0 -3 -882 2,422 10,218 13,592 13,079 11,802 10,500 9,336 8,256 6,636 4,773 2,596 327 0 0 0 0 70,064 68,527 Taxes (US$ 000s) 2010 Model 0 0 0 0 0 0 93 261 4,523 7,069 7,499 8,592 8,986 9,547 10,340 10,602 11,238 12,167 12,650 84,123 103,569 103,5692011 Model 0 0 0 0 0 0 135 369 540 5,685 5,635 7,007 7,351 7,871 8,526 9,206 8,818 9,530 9,481 67,789 80,152 80,152Difference 0 0 0 0 0 0 41 108 -3,984 -1,385 -1,864 -1,585 -1,635 -1,677 -1,815 -1,396 -2,420 -2,638 -3,169 -16,334 -23,417 -23,417 CapEx (US$ 000s) 2010 Model 8,500 0 29,530 141,350 74,810 0 0 0 6,239 6,239 0 0 0 0 6,239 6,239 0 0 0 12,479 279,148 24,9572011 Model 0 0 0 55,557 90,466 131,762 0 0 0 0 10,319 1,472 0 0 0 0 10,319 1,472 0 13,264 301,368 155,345Difference -8,500 0 -29,530 -85,793 15,656 131,762 0 0 -6,239 -6,239 10,319 1,472 0 0 -6,239 -6,239 10,319 1,472 0 785 22,220 130,387 Working Capital (US$ 000s) 2010 Model 0 0 0 0 439 -6,196 -245 -235 -41 -299 -456 -212 -270 -278 -85 -344 -502 -260 -319 -2,269 -9,302 -9,7412011 Model 0 0 0 0 0 361 -7,496 -334 0 0 351 -390 27 13 0 0 351 -390 27 -364 -7,482 -7,482Difference 0 0 0 0 -439 6,557 -7,251 -99 41 299 807 -178 297 290 85 344 853 -130 345 1,905 1,821 2,260

Valuation Analysis Cash Flow Analysis

Cash Flow Analysis HL Methodology Overview

Cash Flow Analysis

HL Methodology Overview

Discounted Cash Flow Methodology

- We valued the Project using the discounted cash flow (DCF) methodology. The DCF methodology estimates the present value of the projected cash flows to be generated by the subject company and theoretically available (though not necessarily paid) to the capital providers of a company. In the DCF methodology, a discount rate is applied to the projected future cash flows to arrive at a present value.
  - The discount rate is intended to reflect all risks of ownership and the associated risks of realizing the stream of projected future cash flows.
  - The discount rate can also be interpreted as the rate of return required by providers of capital to a company to compensate them for alternative investment options, the time value of their money, as well as for the risk inherent in a particular investment.
  - Further details on determination of the discount rate are provided in the Appendix.
- Since the cash flows are typically projected over a discrete number of years, it is necessary to compute a terminal value as of the end of the last period for which cash flows are projected. This terminal value represents an estimate of the value of the enterprise on a going concern basis as of that future point in time, and it incorporates the assumptions of perpetual operations and implicit growth inherent in the market multiple methodology.
- Discounting each of the projected future cash flows and the terminal value back to the present and summing the results yields an indication of value for the enterprise.

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Cash Flow Analysis

HL Methodology Overview (continued)

Project-Specific Assumptions

- More specifically, we have made the following assumptions particularly relevant to the context of the Project:
  - **Cash Flows and Discount Rate:** Valuation is based on equity Project cash flows available for distribution to equity holders, discounted at a cost of equity. We note that management projections were presented in real terms, assuming no inflation over the projection period. Therefore, we adjusted the cost of equity based on the Colombian inflation rate. Further details on discount rate calculations are included in the Appendix.
  - **Timing and Terminal Value:** Equity cash flows for 17 years (2011 – 2027), and a terminal value based on the Gordon Growth methodology. Because cash flows were presented in real terms, we applied a -1.0 to 1.0% real terminal growth rate range.
  - **Non-Operating Assets:** The discounted cash flow methodology generally does not capture the value of assets and liabilities that are not required in connection with the operations of the Project. If such items exist, they must be valued separately and used to adjust the going-concern value indications obtained from the discounted cash flow approach. As of December 2010, Agrifuels de Colombia SAS owned 500 hectares of land not expected to be used for production purposes in connection with the Project. According to Project management, the Project paid approximately $1.5 million for this land in 2008; we have reflected this asset in the Equity NPV indications.
  - **Third-Party Suppliers Ownership Stake:** We understand that Merhav expects to distribute 7.5% of the equity interest to third-party suppliers. Accordingly, indications related to the Equity NPV of the Project give effect to the 7.5% equity issuances to third parties.

DRAFT
Ampal
HOULIHAN LOKEY | 15

FYE December 31, (Figures in thousands of USD) 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 Operating Profit (1) -13,029 -16,603 -25,695 54,056 58,045 56,724 57,398 52,051 58,580 58,258 59,101 60,848 63,094 60,176 64,923 64,601Non Cash Charges 2,139 5,882 10,695 19,651 19,651 19,366 18,867 19,945 18,163 18,163 17,164 15,417 13,171 11,820 11,820 11,820EBITDA -10,890 -10,721 -15,000 73,707 77,696 76,090 76,265 71,996 76,743 76,420 76,265 76,265 76,265 71,996 76,743 76,420Taxes 135 3,634 8,273 8,401 7,599 8,578 8,530 8,656 8,918 9,255 8,818 9,530 9,481WC 361 -7,496 -334 351 -390 27 13 351 -390 27Capex 55,557 90,466 131,762 - 10,319 1,472 - 10,319 1,472 -Operating Cash Flow -66,447 -101,187 -146,402 66,076 73,729 67,816 67,864 54,429 66,302 67,917 67,622 67,347 67,010 53,210 65,351 66,966Plus: BNDES Debt 47,083 138,987 83,429 -Less: BNDES Paid Interest 972 9,264 19,336 22,261 20,951 18,332 15,713 13,095 10,476 7,857 5,238 2,619 327 Less: BNDES Debt Payments - 31,706 31,706 31,706 31,706 31,706 31,706 31,706 31,706 15,853 Less: Debt Service Reserve Funding 25,019 25,019 25,019 27,499 -31,706 -15,853 Plus: Debt tax shield - 3,264 7,734 2,716 1,964 1,571 1,179 786 393 49 Plus: Land Sale - 24,000 Less: Excess Cash Flow Escrow - 28,537 Plus: Excess Cash Flow Escrow Release 28,067 470 Cash Flow to Equity Holders -20,336 54,241 44,286 48,336 493 -1,858 -13,426 25,692 29,533 58,962 65,121 66,732 53,210 65,351 66,966Discount Period 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 11.0 12.0 13.0 14.0 15.0 16.0Discount Factor at 12.5% 0.89 0.79 0.70 0.62 0.55 0.49 0.44 0.39 0.35 0.31 0.27 0.24 0.22 0.19 0.17 0.15Present Value ("PV") of Equity Cash Flows -18,077 0 -38,095 27,647 26,823 243 -815 -5,233 8,901 9,095 16,140 15,845 14,433 10,230 11,168 10,172NPV of Equity Cash Flows $169,853Add: Non-Operating Assets (2) $1,500Total Equity NPV of Project $171,353Less: 7.5% Equity Allocated to Third-Parties $12,851Concluded Equity NPV of Project $158,501 Terminal Value Assumptions Gordon Growth Rate (Real Growth) 0.0%Discount Rate 12.5%Terminal Value 535,724Discount Period 16.0Discount Factor 0.15PV of Terminal Value 81,377 DCF Assumptions Discount Rate 12.5% Distribution of Value Period Cash Flow 52.1%Terminal Cash Flow 47.9% Project Equity NPV Sensitivity Analysis Discount Rate158,501 10.5% 11.5% 12.5% 13.5% 14.5% -1.0% 214,710 180,255 152,229 129,176 110,031 -0.5% 220,185 184,289 155,244 131,459 111,779 0.0% 226,182 188,674 158,501 133,911 113,647Terminal 0.5% 232,779 193,458 162,030 136,552 115,649 Growth Rate1.0% 240,071 198,697 165,865 139,404 117,799Footnote:(1) Assumes current forward exchange rate.(2) Non-operating assets refer to 500 hectares owned by Agrifuels de Colombia SAS not expected to be used for production purposes.

Appendices

Appendices Selected Publicly Traded Brazilian Ethanol Producers

Selected Traded Brazilian Ethanol Producers Selected Publicly Traded Brazilian Ethanol Producers

Analysis of Selected Brazilian Ethanol Producers (Fugures in million of USD) We analyzed publicly traded ethanol producers in Brazil to determine the reasonableness of the Project's assumptions and value.(Figures in millions of USD)Ethanol Ethanol EV/ Current EV/ Current Enterprise Produced Produced Production ProductionCompany Value ("EV") (MM Ltrs/Yr) (MM Gals/Yr) (MM Ltrs) (MM Gals)Sao Martinho $1,372 565(1) 149 2.4x 9.2xCosan S.A. Industria e Comercio $8,110 2,202(1) 582 3.7x 13.9xProject at Cost $379 113 30 3.4x 12.7x Project EV (2) $428 113 30 3.8x 14.4xSource: Company filings and press releases. Notes: (1) Based on 2010/11 harvest.(2) EV based on equity NPV of $158.5 million plus debt at face value of $269.5 million; EV does not account for the 500 hectares owned by Agrifuels de Colombia SAS not expected to be used for production purposes valued at approximately $1.5 million. Current production based on 2011 management estimates.

 Appendices Support for Discount Rate

Support for Discount Rate

Support for Discount Rate

Support for Discount Rate

- **Cost of Equity:**
  - Since there are no publicly traded Colombian ethanol producers, we relied upon the estimated cost of equity for publicly traded ethanol producers in Brazil, which we believe to be appropriate given the similar characteristics of both markets. We also reviewed the cost of equity for Ampal.
  - We calculated the cost of equity for these companies by utilizing the International CAPM.
  - We applied a credit spread to the US risk free rate based on the yield for a long-term Colombian government bond. Additionally, we adjusted the risk-free rate for the Colombian inflation rate based on the year-over-year change in the CPI index.
  - Houlihan Lokey also observed Brazilian ethanol producing companies to have an unlevered betas regressed against the world index ranging from 0.80 to 0.89. We selected an unlevered beta of 0.84 and re-levered the beta according to industry average metrics.
  - We observe a cost of equity of 8.0 percent, utilizing a levered beta of 1.07.
  - We have assumed that the International CAPM captures the specific country risk of Colombia. Political risks are likewise assumed to be captured by Colombia’s country-specific beta.
  - We have included a Project Execution premium ranging from 2.5% to 6.5% to reflect Project specific risks including risk associated with producing sugarcane at the volumes projected, construction of the facility and achieving the projected operating characteristics of the facility.

DRAFT
Ampal
HOULIHAN LOKEY | 21

Low -- HighU.S. Risk Free Rate (1) 2.6% -- 2.6%Plus: Credit Spread (2) 2.5% -- 2.5%Plus: Inflation Adjustment(3) (3.7%) -- (3.7%)Company Beta (4) 1.07 -- 1.07World Equity Premium (5) 6.3% -- 6.3% Cost of Equity 8.0% -- 8.0% Project Execution Premium 2.5% -- 6.5% Adjusted Cost of Equity 10.5% -- 14.5%Company Levered Beta 0.70 0.80 0.90 1.00 1.10 1.20Cost of Equity (Low) 8.0% 9.0% 9.5% 10.0% 10.5% 11.5%Cost of Equity (High) 12.0% 13.0% 13.5% 14.0% 14.5% 15.5%Footnotes:(1) U.S. 20-year Treasury yield as of December 31, 2011. Source: US Treasury.(2) Difference between U.S. 20-year Treasury yield and Colombian Government Bond due January 28, 2033 using pricing as of December 31,2011. (3) Based on Colombian CPI as of 12/31/2011.(4) Selected levered beta based on analysis of comparable Brazilian ethanol producing companies (based on observed 5-year weekly betas regressed against local index or world index). (5) Obtained by adjusting the US Equity Premium of 5.75% (Source: HL TSC) by the correlation factor between historical US equity returns and world equity returns through December 31, 2010 (0.9199 as per Morningstar - International Cost of Capital Report 2011) Security  Analysis

Appendices International CAPM

International CAPM Methodology

The standard CAPM formula explains that the expected risk premium varies in direct proportion to its beta coefficient. The beta coefficient on the asset, measures the covariance between the return on the asset and the return on the market portfolio. The CAPM is shown below:KE = RF + (β * ERPM)Where:KE = the cost of equityRF = the expected return of the risk free assetβ = the company’s covariance with the market riskERPM = the expected market equity risk premiumA US-based cost of equity has historically not been viewed as an appropriate model for developed foreign markets since it does not account for: foreign exchange risk, or more specifically, unanticipated exchange rate changes. However, the CAPM should not be adjusted for foreign exchange rate. Instead, the cash flows should be adjusted); deviations from Purchasing Power Parity (“PPP”) and International Fisher Effect (“IFE”) which can persist for considerable periods of time. (PPP theory describes the linkage between relative inflation rates and exchange rates and IFE ties interest rate differences to exchange rate expectations); differences in risk-free rates between countries; company and country market volatility differentials; and company and country leverage differentials.

International Methodology (continued)

For companies in countries outside of the U.S., we suggest using an International CAPM, which is the same formula, but with country specific inputs.KE = RF, C + β W * ERPWWhere:KE = the cost of equityRF, C = the expected return of the subject country's risk free assetβW = the subject company beta based as measured against the world market equity indexERPW = the expected global market equity risk premium The risk-free rate is derived from government bond rates from the foreign country. To remove the effect inflation, the risk-free rate is also adjusted for year-over-year growth in the country’s CPI. Betas used reflect the relative risk of the subject company as compared to the world index.The US may be used as a proxy for markets that are developed and integrated into world markets since the world market capitalization is largely made up of the US market. However, we recommend an adjustment to move the U.S. Equity Risk Premium to a world Equity Risk Premium based on Ibbotson's observed correlation between the U.S. and world markets of 92.0 percent.

Appendices Limiting Factors and Conditions

Limiting Factors and Conditions

Our analysis is based on our understanding of the facts and circumstances surrounding the Company as of the Valuation Date and the Report is written from the perspective of that date.We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates f of the future financial results and conditions of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. All valuation methodologies that estimate the worth of an enterprise, or its underlying assets, on a going concern basis are predicted on numerous assumptions pertaining to prospective economic and operating conditions. Our valuation is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the Valuation Date. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be materials.

Limiting Factors and Conditions Limiting Conditions (continued)

The professional fee for this engagement is not contingent upon the opinions of value set forth herein.This Report is based on business, general economic, market and other conditions that could be reasonably evaluated by Houlihan Lokey as of the Valuation Date. Subsequent events that could affect the conclusions set forth in this Report include adverse changes in industry performance or market conditions and changes to the business, financial condition and results of operations of the Company. Houlihan Lokey is under no obligation to update, revise or affirm this report.This Report is intended solely for the information of the person or persons to whom it is addressed, solely for the purpose stated, and may not be relied upon by any other person or for any other purpose without Houlihan Lokey’s prior written consent. The conclusions set forth in this Report are based on methods and techniques that Houlihan Lokey considers appropriate under the circumstances, and represent the opinion of Houlihan Lokey based upon information furnished by the Company, its advisors and other publicly available sources. Houlihan Lokey has relied upon the Company’s representations that the information provided by it, or on its behalf, is accurate and complete in all material respects. While all public information (including industry and statistical information) was obtained from sources we believe are reliable, Houlihan Lokey makes no representation as to the accuracy or completeness thereof, and we relied upon such public information without further verification.The opinions set forth in this Report are not intended by Houlihan Lokey, and should not be construed, to be investment advice in any manner whatsoever. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, accounting, tax or other appropriate professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.Houlihan Lokey assumes that the Company has complied with all applicable federal, state and local regulations and laws, unless the lack of compliance is specifically noted in this Report. Except to the extent specifically disclosed in writing to Houlihan Lokey, and noted herein, this Report also assumes that the Company has no material contingent assets or liabilities, no unusual obligations or substantial commitments other than those incurred in the ordinary course of business, and no pending or threatened litigation that would have material effect on the Company